Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO BROADCAST 2007 SECOND QUARTER
CONFERENCE CALL LIVE ON THE INTERNET
NASHVILLE, Tenn. (July 17, 2007) — AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2007 second quarter earnings release conference call.
     The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, July 24, 2007. The on-line replay will follow shortly after the call and continue for 30 days.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2007, AmSurg owned a majority interest in 163 continuing centers in operation and had five centers under development.
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